Exhibit 99.1

FOR IMMEDIATE RELEASE

Rice Midstream Partners LP Reports 2014 Results

CANONSBURG, Pa., March 12, 2015 /PRNewswire/ - Rice Midstream Partners LP (NYSE: RMP) (“the Partnership”) today reported fourth quarter 2014 financial and operational results.

2014 Highlights:

•	Completed $474 million IPO of 28.75 million units at a price of $16.50 per common unit

•	Fourth quarter average daily throughput of 517 MDth/d

•	Constructed 23.5 miles of additional pipeline increasing throughput capacity to 3.2 MMDth/d

•	Adjusted EBITDA of $1.5 million(1) subsequent to IPO

•	Distributable cash flow of $1.4 million(1) subsequent to IPO

•	Initial fourth quarter pro-rated distribution of $0.0204 per unit

Commenting on the results, Daniel J. Rice IV, Chief Executive Officer, said “The success of our IPO was driven by Rice Energy’s needs to transport its growing Marcellus dry gas production to a diverse set of interstate pipelines and gas markets. Despite today’s challenging commodity price environment, our expectations for the year are unchanged. This resiliency underscores the quality of our assets and strategic alignment with high-quality producers within the southwest Marcellus core, and we are well-positioned to play a major role in this area’s production growth in 2015 and beyond.”

Fourth Quarter Results

The following financial results reflect the post-IPO period from December 22, 2014 through December 31, 2014 (“post-IPO”):

Operating revenues for the post-IPO period were $1.9 million and total operating expenses were $0.7 million. We reported net income of $1.2 million, or $0.02 per limited partner unit for the post-IPO period.

During the post-IPO period, adjusted EBITDA for the fourth quarter was $1.5 million. We reported distributable cash flow of $1.4 million.

2014 Operational Results	Three Months Ended December 31, 2014	As of December 31, 2014
	Average Daily Throughput (MDth/d)	Pipeline (miles)	Capacity (MDth/d)
Washington County System	351	71	2,772
Greene County System	166	10	420

Total	517	81	3,192

(1)	Please see “Supplemental Non-GAAP Financial Measures” for a description of Adjusted EBITDA and Distributable Cash Flow

On November 1, 2014, we placed into service our 18-mile, 30-inch natural gas pipeline to TETCO, on which Rice Energy holds substantial firm capacity with direct access to Gulf Coast and Midwest markets. As of December 31, 2014, we had 3.2 MMDth/d of natural gas gathering throughput capacity constructed in Pennsylvania.

Financial Position and Liquidity

As of December 31, 2014, we had $27 million of cash on hand and $450 million available with zero drawn under our new senior credit facility, providing total liquidity of $477 million to fund our 2015 capital budget.

Initial Quarterly Cash Distribution

On January 30, 2015, RMP declared its initial quarterly distribution of $0.0204 per unit for the fourth quarter 2014. The distribution, based upon the 10-day period following the closing of its initial public offering on December 22, 2014 through December 31, 2014, represents a prorated minimum quarterly distribution of $0.1875 per unit ($0.75 per unit annualized).

Conference Call

RMP will host a conference call on March 12, 2015 at 11:00 a.m. Eastern time (10:00 a.m. Central time) to discuss year-end 2014 financial and operating results. To listen to a live audio webcast of the conference call, please visit RMP’s website at www.ricemidstream.com. A replay of the conference call will be available following the call for two weeks and can be accessed from www.ricemidstream.com.

An updated company presentation is available for download on our website (www.ricemidsteam.com).

About Rice Midstream Partners

Rice Midstream Partners LP is a fee-based, growth-oriented limited partnership formed by Rice Energy Inc. (NYSE: RICE) to own, operate, develop and acquire midstream assets in the

Appalachian basin. RMP provides midstream services to Rice Energy and third-party companies through its natural gas gathering and compression assets in the rapidly developing dry gas core of the Marcellus Shale in southwestern Pennsylvania.

For more information, please visit www.ricemidstream.com.

Forward Looking Statements

This release includes forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than historical facts included in this release, that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as, forecasted gathering volumes, revenues, adjusted EBITDA, distribution growth, and distributable cash flow, the timing of completion of midstream projects, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of our business and operations, plans, market conditions, references to future success, references to intentions as to future matters and other such matters are forward-looking statements. All forward-looking statements speak only as of the date of this release. Although we believe that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

We caution you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, gathering and sale of natural gas and oil. These risks include, but are not limited to: commodity price volatility; inflation; lack of availability of drilling and production equipment and services; environmental risks; drilling and other operating risks; regulatory changes; the uncertainty inherent in estimating natural gas reserves and in projecting future rates of production, cash flow and access to capital; and the timing of development expenditures. Information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by us will be realized, or even if realized, that they will have the expected consequences to or effects on us, our business or operations. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Contact:

Julie Danvers, Director of Investor Relations

832-708-3437

Julie.Danvers@RiceMidstream.com

Rice Midstream Partners LP

Statements of Operations

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per unit data)	2014	2013	2014	2013
Third-party gathering volumes (MDth/d)	44	—	33	—
Affiliate gathering volumes (MDth/d)	473	120	345	95

Total gathering volumes (MDth/d)	517	120	378	95
Operating revenues:
Third-party	$1,743	$—	$4,585	$—
Affiliate (1)	1,626	128	1,863	498

Total operating revenues	3,369	128	6,448	498
Operating expenses:
Direct operating expense	1,093	101	3,956	1,251
General and administrative expense	2,065	932	9,857	2,677
Incentive unit expense (2)	1,448	—	11,974	—
Stock compensation expense (2)	363	—	741	—
Depreciation expense	1,007	142	2,856	587
Acquisition costs	1,519	—	1,519	—
Amortization of intangible assets	408	—	1,156	—

Total operating expenses	7,903	1,175	32,059	4,515

Operating loss	(4,534)	(1,047)	(25,611)	(4,017)
Interest expense (2)	(1,107)	230	(11,609)	(3,182)
Other expense	(110)	—	(110)	—

Loss before income taxes and discontinued operations	(5,751)	(817)	(37,330)	(7,199)
Income tax benefit	2,174	—	10,705	—

Loss from continuing operations	(3,577)	(817)	(26,625)	(7,199)
Loss from discontinued operations, net of tax (3)	(739)	(506)	(3,775)	(1,636)

Net loss	$(4,316)	$(1,323)	$(30,400)	$(8,835)

Net income attributable to RMP subsequent to the IPO	$1,162		$1,162
Weighted average limited partner units (basic and diluted) (in millions)
Common units	28.8		28.8
Subordinated units	28.8		28.8
Net income attributable to RMP per limited partner unit (basic and diluted) (4)
Common units	$0.02		$0.02
Subordinated units	$0.02		$0.02
Adjusted EBITDA attributable to RMP subsequent to IPO	$1,482		$1,482
Distributable cash flow (5)	$1,359		$1,359
Minimum quarterly distribution per unit (prorated)	$0.0204
Distribution declared:
Limited partner units - Public	$588
Limited partner units - RICE	588

Total distribution declared	$1,176
Coverage ratio	1.16

(1)	Historically, we have not charged a gathering fee to affiliates, including Rice Energy, other than a fee charged on a single receipt point pipeline in Greene County in which we own a 60% working interest.
(2)	We were allocated our proportionate share of interest expense and incentive unit and stock compensation expenses initially recognized by Rice Energy. These non-cash charges are described in more detail in Note 9 to the consolidated financial statements.
(3)	We define Adjusted EBITDA as net income (loss) before interest expense, income tax benefit, depreciation and amortization, stock compensation expense and incentive unit expense. Please read “Non-GAAP Financial Measures.”
(4)	We define distributable cash flow as Adjusted EBITDA, plus interest income, less net cash paid for interest expense, maintenance capital expenditures and income taxes. Please read “Non-GAAP Financial Measures.”
(5)	Net income per limited partner unit is presented only for the period subsequent to our initial public offering.

Rice Midstream Partners LP

Supplemental Non-GAAP Financial Measures

(Unaudited)

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as securities analysts, investors and lenders. We define Adjusted EBITDA as net income (loss) before interest expense, income tax benefit, depreciation and amortization, stock compensation expense and incentive unit expense. Adjusted EBITDA is not a measure of net income as determined by GAAP.

Distributable cash flow is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as securities analysts, investors and lenders. We define distributable cash flow as Adjusted EBITDA, plus interest income, less cash interest expense, estimated maintenance capital expenditures and income taxes. Distributable cash flow does not reflect changes in working capital balances and is not a presentation made in accordance with GAAP.

(in thousands)	Year ended December 31, 2014
Adjusted EBITDA reconciliation to loss from continuing operations:
Net loss	$(30,400)
Interest expense	11,609
Income tax benefit	(10,705)
Depreciation expense	2,856
Acquisition costs	1,519
Amortization of intangible assets	1,156
Non-cash stock compensation expense	741
Incentive unit expense	11,974
Loss from discontinued operations, net of tax	3,775

Adjusted EBITDA	$(7,475)

Adjusted EBITDA attributable to RMP subsequent to IPO	$1,482
Cash interest expense	—
Estimated maintenance capital expenditures	(123)

Distributable cash flow	$1,359

Reconciliation of Adjusted EBITDA to Cash used in operating activities:
Adjusted EBITDA	$(7,475)
Interest expense	(11,609)
Acquisition costs	(1,519)
Changes in operating assets and liabilities which provided cash	(2,472)
Cash used in operating activities of discontinued operations	2,458

Net cash used in operating activities	$(20,617)